Exhibit 10.1

June 20, 2022

Patricia Cook

Via Email

Re: Amendment to RSU Award

Dear Patricia:

You were previously granted 1,307,195 restricted stock units (the “RSUs”) by Finance of America Companies Inc. (the “Company”) on June 17, 2021 under the Company’s 2021 Omnibus Incentive Plan and Amended and Restated UFG Holdings LLC Management Long-Term Incentive Plan (the “A&R LTIP”) pursuant to that certain award agreement entered into between you and the Company (the “Award Agreement”). As of the date hereof, 653,599 of the RSUs are unvested (the “Unvested RSUs”).

In connection with your retirement from the Company effective June 30, 2022, certain terms and conditions with respect to the RSUs are hereby amended, as set forth below.

1.

RSU Acceleration Benefits. Notwithstanding anything in the Award Agreement to the contrary, upon termination of your employment other than for Cause (as defined in the Plan) by the Company or by you following appointment of your successor, on June 30, 2022 (such termination, a “Qualifying Termination”), any then-outstanding Unvested RSUs will fully vest upon the Qualifying Termination and shall be settled in accordance with Section 3 of the Award Agreement (and for the sake of clarity, no later than two and a half months following such Qualifying Termination) (the “RSU Acceleration Benefits”).

2.

Earn Out Right Benefits. In addition, notwithstanding anything to the contrary in Section 8.1 of the A&R LTIP, any Earn Out Rights (as defined in the A&R LTIP) which relate to the RSUs shall not automatically be forfeited upon the Qualifying Termination, and such Earnout Rights shall remain eligible to vest as of the occurrence of the applicable Earnout Date (as defined in the A&R LTIP and as described in Section 7.4 of the A&R LTIP), and any vested Earnout Rights shall be settled promptly following such Earnout Date (or if such Earnout Date occurs during a Closed Window (as defined in the A&R LTIP), promptly following the end of such Closed Window) (subject to the terms and conditions set forth in Section 7.4 of the A&R LTIP) (such benefits described herein, the “Earn Out Right Benefits”, and, together with the “RSU Acceleration Benefits”, the “Retirement Equity Benefits”).

3.

Conditions; Restrictive Covenants; Clawback. Notwithstanding anything herein to the contrary, the Retirement Equity Benefits shall only apply if: (i) you execute the Restrictive Covenant Agreement attached hereto promptly following the date hereof and you remain in full compliance with the Restrictive Covenant Agreement and any other restrictive covenants to which are subject pursuant to any written agreement between you and the Company (or any subsidiary thereof) (collectively, the “Restrictive Covenants”), (ii) you timely execute (and do not revoke) a release of claims in favor of the Company on or following the date of your Qualifying Termination (the “Separation Date”), substantially in the form to be provided to you by the Company, (iii) you continue to be employed through the Separation Date and such Separation Date occurs on or prior to December 31, 2022, and (iv) your employment shall not have been terminated by the Company or a subsidiary for Cause (or by you when grounds for Cause exist). To the extent one or more of the conditions set forth in the immediately prior sentence is not satisfied, you shall forfeit your right to the Retirement Equity Benefits. In addition, in the event you breach any Restrictive Covenants (including those set forth in the Restrictive Covenant Agreement attached hereto), (i) any then-outstanding RSUs, or shares received upon settlement of the RSUs or in connection with the Earn Out Rights (such shares, the “Specified Shares”) shall be automatically forfeited without any consideration, and (ii) you shall be required to promptly repay to the Company an amount equal to the aggregate after-tax proceeds (if any) you received upon the sale or other disposition of, or other cash consideration received in respect of, the RSUs and Specified Shares.

Except as specifically described in this letter agreement, the terms and conditions of your Award Agreement remain unchanged and your Award Agreement remains in full force and effect.

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Signature Page Follows]

Very truly yours,

Finance of America Companies Inc.

/s/ Graham Fleming
Name: Graham A. Fleming
Its: President

Acknowledged and Agreed:

/s/ Patricia L. Cook
Patricia L. Cook